Exhibit 99.1

Certifications Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report of Mariner Energy, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Allan Keel, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott D. Josey

Name: Scott D. Josey Title: Chairman of the Board Date: August 19, 2002

        In connection with the Quarterly Report of Mariner Energy, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael A. Wichterich, Vice President of Finance and Administration of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael A. Wichterich

Name: Michael A. Wichterich Title: Vice President of Finance and Administration Date: August 19, 2002